Exhibit 107

Calculation of Filing Fee Table

Form S-1

CoreWeave, Inc.

Table 1 — Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee(4)

Equity	Class A common stock, par value $0.000005 per share	Rule 457(a)	56,350,000	$55.00	$3,099,250,000	$0.00015310	$474,495.18

Total Offering Amounts					$3,099,250,000		$474,495.18

Total Fee Offsets							$15,310.00(5)

Net Fee Due							$459,185.18

(1)	Includes up to 7,350,000 additional shares that the underwriters have the option to purchase from the Registrant.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)	Includes the aggregate offering price of additional shares that the underwriters have the option to purchase from the Registrant.
(4)	Calculated pursuant to Rule 457(a) under the Securities Act.
(5)	The Registrant previously paid a registration fee of $15,310.00 in connection with initial filing of the Registration Statement on Form S-1 on March 3, 2025.